                                   EXHIBIT 21

                                IFR SYSTEMS, INC.

                                  Subsidiaries

         >
         Name                           State or Jurisdiction of Incorporation
         ----                           --------------------------------------

                       Subsidiaries of IFR Systems, Inc.
                       ---------------------------------
         IFR Americas, Inc.                                    Delaware
         PK Technology, Inc. (see NOTE 12)                     Oregon
         IFR Finance, Inc.                                     Kansas
         IFR International, Inc.                               Barbados
         IFR Systems Ltd.                                      United Kingdom
         IFR Finance Limited Partnership                       United Kingdom


                       Subsidiaries of IFR Systems Ltd.
                       --------------------------------
         PK Technology Ltd. (see NOTE 12)                      United Kingdom
         York Sensors Ltd. (see NOTE 12)                       United Kingdom
         IFR Ltd.                                              United Kingdom
         IFR International Ltd.                                United Kingdom
         IFR International SA                                  France
         IFR Technologies SA                                   Spain
         IFR Gmbh                                              Germany

         IFR Systems, Inc. owns 100% of the capital stock of each of its subsidiaries, except for IFR Finance Limited Partnership in which IFR Finance, Inc. owns an interest. IFR Systems Ltd. owns 100% of the capital stock of each of its subsidiaries.

         All subsidiaries do business under their own names.